Exhibit 107.1

Calculation of Filing Fee Tables

S-3

(Form Type)

NNN REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value	415(a)(6)	4,000,000		(1)			S-3	333-253372	February 22, 2021	$18,424.81

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid							(1)

	Total Fee Offsets							(1)

	Net Fee Due							$0

(1)

As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the Registration Statement to which this Calculation of Filing Fee Table is attached includes 4,000,000 shares of Common Stock that were previously registered, but were not sold (the “Unsold Securities”), pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-253372) filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2021 (the “Prior Registration Statement”). The registration fee with respect to the Unsold Securities, totaling $18,424.81, was previously paid when the Prior Registration Statement was filed with the SEC and such registration fee will continue to be applied to the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources

Not applicable.

Table 3: Combined Prospectuses

Not applicable.